UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ALKERMES PLC
(Exact name of registrant as specified in its charter)

Ireland (State of incorporation or organization)	98-1007108 (I.R.S. Employer or Identification No.)

Treasury Building, Lower Grand Canal Street Dublin 2, Ireland (Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Ordinary shares, nominal value $0.01 per share	Name of each exchange on which each class is to be registered NASDAQ

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-175078

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities being registered hereunder, reference is made to the information set forth under the heading “Description of New Alkermes Ordinary Shares” in the Registrant’s Proxy Statement/Prospectus which constitutes a part of the Registrant’s Registration Statement on Form S-4, as amended (File No. 333-175078), including any prospectus relating thereto filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALKERMES PLC (Registrant)

By:	/s/ James M. Frates Name: James M. Frates Title: Chief Financial Officer

Dated:  September 16, 2011